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                                                                   EXHIBIT 10.21


                          AGREEMENT AND ASSIGNMENT OF
                        INTEREST IN WEST BRADLEY PROJECT
                             GRADY COUNTY, OKLAHOMA


       This Agreement and Assignment of Interest in the West Bradley Project, Grady County, Oklahoma (hereinafter referred to as the "Assignment") is made and entered into effective as of the 1st day of September, 1995, by and between ASPECT RESOURCES LIMITED LIABILITY COMPANY ("Aspect") and BRIGHAM OIL & GAS, L.P. ("BOG") (Aspect and BOG are sometimes individually referred to herein as a "Party" and collectively referred to herein as the "Parties").

                              W I T N E S S E T H:

       WHEREAS, OXY USA Inc. ("OXY"), WARD PETROLEUM CORPORATION ("Ward") and Aspect entered into that certain Geophysical Agreement, West Bradley Project, dated as of September 1, 1994, a copy of which is attached hereto as Exhibit B (hereinafter referred to as the "Geophysical Agreement"), regarding the joint conduct of a 3-D seismic geophysical program (hereinafter referred to as the "Geophysical Program") across the lands in Grady County, Oklahoma, described in
Exhibit 1 to the Geophysical Agreement; and

       WHEREAS, Ward, Quest Energy Corporation ("Quest") and Aspect entered into that certain letter agreement dated September 1, 1994, a copy of which is attached hereto as Exhibit C (hereinafter referred to as the "Ward Agreement"), providing for Ward's assignment of an undivided thirty percent (30%) of its interest in certain oil and gas leases covering the lands that are described in
Exhibit 2 to the Ward Agreement (hereinafter referred to as the "Ward Leases"); and

       WHEREAS, Aspect and Quest entered into that certain 3-D Exploration Agreement, West Bradley Project, Grady County, Oklahoma, dated September 9, 1994, a copy of which is attached hereto as Exhibit D (hereinafter referred to as the "Quest 3-D Exploration Agreement"), providing for Aspect's payment of certain consideration to Quest and the grant of an overriding royalty to Quest burdening Aspect's interest in oil and gas interests covering the lands which are described in Exhibit A which is attached hereto and incorporated herein for all purposes (the lands described in Exhibit A which is attached hereto being hereinafter referred to as the "West Bradley AMI"); and

       WHEREAS, Aspect is interested in assigning one-third (1/3rd) of its interest in the Geophysical Agreement, the Ward Agreement and the Quest 3-D Exploration Agreement (the Geophysical Agreement, the Ward Agreement and the Quest 3-D Exploration Agreement being sometimes collectively referred to herein as the "Agreements") and all rights and property interests related thereto (including without limitation the Ward Leases and all other property interests acquired pursuant to the Agreements) to BOG pursuant to the terms, provisions and reservations which are set forth in this Assignment; and

       WHEREAS, Aspect and BOG are interested in creating an area of mutual interest covering the West Bradley AMI as provided in this Assignment;

       NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:


                                   ARTICLE I.
                              TERMS OF ASSIGNMENT

       Section 1.1. Assignment of Conveyed Interests. Aspect hereby grants, bargains, sells, assigns and conveys to BOG one-third of (i) all of Aspect's right, title and interest in, to and under the Agreements, (ii) all of Aspect's right, title and interest in, to and under the Ward Leases, (iii) all of Aspect's right, title and interest in, to and under any Subsequently Acquired Interests (as such term is defined in the Geophysical Agreement) and (iv) all of Aspect's other property rights of every kind (whether legal or equitable, vested or contingent) obtained under or in any way related to the Agreements or otherwise covering or related to the West Bradley AMI, whether same be now owned or hereafter acquired by Aspect; provided, however, that Aspect is reserving hereunder the Back-In
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Interest, as such term is defined in Section 2.2 below (the properties, rights and interests described in (i), (ii), (iii) and (iv) above, subject to the Back-In Interest reserved to Aspect hereunder, are herein collectively called the "Conveyed Interests"). As part of the Conveyed Interests, BOG hereby owns one-third of all of Aspect's rights, title and interests in and to the Ward Leases, being one-third of the thirty percent (30%) interest in the Ward Leases that is to be assigned (or which has been assigned) to Aspect in accordance with the terms of the Ward Agreement, subject to the Back-In Interest. Similarly, as part of the Conveyed Interests, BOG hereby owns one-third of all of Aspect's right to participate in Subsequently Acquired Interests under the terms of the Geophysical Agreement, being one-third of the twenty-five percent (25%) interest in the Subsequently Acquired Interests in which Aspect has the right to participate in accordance with the terms of the Geophysical Agreement, subject to the Back-In Interest. In the event that prior to the date of this Assignment Aspect has already elected to participate in a Subsequently Acquired Interest, as part of the Conveyed Interests, BOG hereby owns one-third of all of Aspect's rights, titles and interests in such Subsequently Acquired Interest. Except as expressly provided herein with respect to the Back-In Interest, as part of the Conveyed Interests, Aspect also grants, bargains, sells and conveys to BOG all rights and benefits under the Agreements which are appurtenant to or related to the Agreements and the ownership of the Ward Leases and Subsequently Acquired Interests relating to the West Bradley AMI.
In the event that Aspect has already been assigned legal or record title to any part of the Ward Leases and/or Subsequently Acquired Interests, concurrent with its execution of this Assignment, Aspect shall assign BOG record title to one-third of Aspect's interest in such Ward Leases and/or Subsequently Acquired Interests utilizing the form of assignment which is attached hereto as Exhibit E.

       Section 1.2. Conveyed Interests Subject to the Terms of the Agreements. BOG hereby recognizes and agrees that it is subject to all of the terms and provisions of the Agreements and the Conveyed Interests are subject to the terms and provisions which are set forth in the Agreements.

       Section 1.3. Aspect in Good Standing Under the Agreements. Aspect represents and warrants to BOG that Aspect is currently in good standing under the terms of the Agreements and has not lost any rights or interests under the Agreements due to any default, election or non-payment by Aspect.


                                  ARTICLE II.
                          CONSIDERATION FOR ASSIGNMENT

       Section 2.1. Cash Payment. Concurrent with its execution of this Assignment BOG shall pay Aspect sixteen thousand six hundred sixty-seven dollars ($16,667.00).

       Section 2.2. Aspect's Payout Back-In Interest. Upon the occurrence of Payout (as such term is defined below in this Section 2.2) BOG shall assign and convey to Aspect an undivided fifteen percent (15%) of all of BOG's right, title and interest in and to the Agreements and all property interests (real, personal, tangible or intangible) obtained or owned by BOG under the terms of the Agreements and/or this Assignment, including without limitation, an undivided fifteen percent (15%) of BOG's interest in the seismic data, Ward Leases, Subsequently Acquired Interests, non-consent interests and/or non-participation interests acquired pursuant to the terms of the Agreements and any and all wells that have been drilled or are drilling on the West Bradley AMI as of the occurrence of Payout; provided, however, that Aspect's Back-In shall be subject to proportionate reduction to account for any reductions resulting from the reversion of non-consent or non-participation interests or any back-ins resulting from the terms of farm-our or farm-in agreements. Upon the occurrence of Payout, Aspect shall become responsible for all future costs, expenses and liabilities which are incurred and allocated to the Back-In Interest from and after the occurrence of Payout. For purposes of this Assignment, "Payout" shall occur on the last day of the calendar month during which the Net Revenues (as such term is defined below in this Section 2.2) received by or otherwise allocable to BOG, from and after the effective date hereof, equal or exceed one hundred percent (100%) of all of the Direct Costs (as such term is defined below in this Section 2.2. As used in this Section 2.2, the term "Direct Costs" means and includes all costs (excluding any costs for BOG's overhead, office administration, insurance, amortization or depreciation) incurred and paid by BOG under the terms of the Agreements or otherwise related to the West Bradley AMI, including





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Agreement and Assignment
West Bradley Project
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without limitation, all services, costs and liabilities of the Geophysical
Program, land acquisition and maintenance costs, and drilling, completion and workover costs; however, such Direct Costs do not include any lease operating expenses or taxes that are deducted in calculating Net Revenues as described below. As used herein, the term "Net Revenues" shall mean all of the gross revenues received by or otherwise allocable to BOG, from and after the effective date hereof, to the extent same are from or attributable to the Subject Hydrocarbons (as such term is defined below in this Section 2.2), less all lease operating expenses attributable to production of Subject Hydrocarbons and all production, severance, ad valorem, excise and other taxes (other than income taxes) attributable to or measured by production of Subject Hydrocarbons. As used herein, the term "Subject Hydrocarbons" shall mean all of BOG's right, title and interest (whether legal or equitable, vested or contingent, and whether now owned or hereafter acquired, by operation of law or otherwise) in and to (i) any oil, gas or other minerals in, under or that may be produced from the West Bradley AMI, and/or (ii) any oil, gas or other minerals (or the proceeds thereof) that may otherwise be allocated to BOG under or pursuant to the Agreements.


                                  ARTICLE III.
                        RESPONSIBILITIES AND LIABILITIES
                              UNDER THE AGREEMENTS

       Section 3.1. BOG Responsibility for Costs and Liabilities Related to the Agreements and the Conveyed Interests after the Effective Date. Subject to the terms and provisions of Section 3.2 below, BOG hereby agrees to assume and be responsible for, and indemnify and hold Aspect harmless from, all costs, expenses and liabilities that accrue under the Agreements after the effective date of this Assignment and which are allocable on a heads-up basis to the Conveyed Interests. BOG shall pay all costs and expenses which are incurred after the effective date of this Assignment that are related to the Agreements and allocated to the Conveyed Interests in accordance with the terms set forth in the Agreements. Aspect shall remain responsible for the thirty thousand dollar ($30,000.00) payment that is to be made to Quest following the completion of the initial interpretation of the seismic data pursuant to the terms of the Quest 3-D Exploration Agreement.

       Section 3.2. Aspect Responsibility for Costs and Liabilities Allocable to the Back-In Interest After Payout. Anything to the contrary contained in
Section 3.1 notwithstanding, Aspect shall be responsible for, and indemnify and hold BOG harmless from, all costs, expenses and liabilities that accrue under the Agreements after the occurrence of Payout which are allocable on a heads-up basis to the Back-In Interest.

       Section 3.3. Aspect Responsibility for Costs and Liabilities Incurred Prior to the Effective Date. Aspect shall remain responsible for, and indemnify and hold BOG harmless from, all costs, expenses and liabilities that were incurred or which accrued under the Agreements prior to the effective date of this Assignment.


                                  ARTICLE IV.
                        SEISMIC DATA AND INTERPRETATIONS

       Section 4.1. Program Data and Interpretations. BOG shall interpret the seismic data resulting from the Geophysical Program for Aspect, Quest and Ward pursuant to the terms set forth in the Ward Agreement; however, ASPECT UNDERSTANDS AND AGREES THAT BOG MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND AS TO THE PROGRAM DATA OR INTERPRETATIONS THAT ARE PROVIDED TO ASPECT, WARD OR QUEST, INCLUDING WITHOUT LIMITATION, THEIR FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY OR ACCURACY, AND BOG HEREBY DISCLAIMS ANY AND ALL SUCH REPRESENTATIONS OR WARRANTIES, AND ANY USE OF THE SEISMIC DATA OR INTERPRETATIONS BY ASPECT, QUEST OR WARD, OR ANY ACTION TAKEN BY ANY OF SUCH PARTIES SHALL BE BASED SOLELY ON SUCH PARTY'S OWN JUDGMENT, AND BOG AND ITS, OFFICERS, EMPLOYEES, SUCCESSORS AND ASSIGNS, SHALL NOT BE LIABLE OR RESPONSIBLE TO ASPECT, WARD OR QUEST FOR ANY LOSS, COST, DAMAGES, OR EXPENSE WHATSOEVER, INCLUDING INCIDENTAL OR





Brigham Oil & Gas, L.P.
Agreement and Assignment
West Bradley Project
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CONSEQUENTIAL DAMAGES, INCURRED OR SUSTAINED AS A RESULT OF THE USE OF OR
RELIANCE UPON THE PROGRAM DATA OR INTERPRETATIONS, REGARDLESS OF WHETHER OR NOT SUCH LOSS, COST, DAMAGE OR EXPENSE IS FOUND TO RESULT IN WHOLE OR IN PART FROM THE SOLE OR CONCURRENT NEGLIGENCE OR OTHER FAULT OF BOG OR ITS OFFICERS, AGENTS OR EMPLOYEES.

       Section 4.2. No Charge for BOG's Services. Aspect shall not be required to reimburse BOG for any costs that are incurred by BOG in interpreting the seismic data which has resulted from the Geophysical Program.

       Section 4.3. BOG's Right to Disclose its Interpretations to OXY. In addition to all other disclosures that may be permitted under the terms of the Agreements, Aspect hereby authorizes BOG to disclose and provide copies of its interpretations of the seismic data that has resulted from the Geophysical Program to OXY.


                                       V.
                         ELECTIONS UNDER THE AGREEMENTS

       Section 5.1. BOG's Right to Make Separate Elections Under the Agreements. The Parties recognize and agree that BOG has the right to make separate and independent elections under the Agreements with respect to its participation with the Conveyed Interests, including, without limitation, participation in the acquisition of oil and gas interests, and drilling, completion and workover operations.


                                      VI.
                                 MISCELLANEOUS

       Section 6.1. Entirety of Agreement. This Assignment contains the entire understanding and agreement of the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations, and discussions among the Parties with respect to such subject matter.

       Section 6.2. Assignment. This Assignment shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and their respective assigns of rights hereunder; provided, however, that the conveyance or assignment instrument vesting such assignee with all or part of such interests must expressly provide that the assignment or conveyance is made subject to the terms and conditions contained in this Assignment.

       Section 6.3. Notices. All notices and other communications required or permitted under this Assignment shall be in writing, and unless otherwise specifically provided, shall be delivered personally, or by mail, telecopier or delivery service, to the addresses set forth opposite the signatures of the Parties below, and shall be considered delivered upon the date of receipt.
Each Party may specify its proper address or any other post office address within the continental limits of the United States by giving notice to other Parties, in the manner provided in this Section, at least ten (10) days prior to the effective date of such change of address.

       Section 6.4. Counterparts. This Assignment may be executed in multiple counterparts, each of which shall be binding upon the signing Party or Parties thereto as fully as if all Parties had executed one instrument, and all of such counterparts shall constitute one and the same instrument. If counterparts of this Assignment are executed, the signatures of the Parties, as affixed hereto, may be combined in and treated and given effect for all purposes as a single instrument.





Brigham Oil & Gas, L.P.
Agreement and Assignment
West Bradley Project
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       IN WITNESS WHEREOF this Assignment is executed by the Parties on the dates set forth opposite their respective signatures below but is effective for all purposes as of the date first set forth above.


Address:                                 BRIGHAM OIL & GAS, L.P.,
       5949 Sherry Lane, Suite 1616      by Brigham Exploration Company,
       Dallas, Texas  75225              its Managing General Partner
       (214) 360-9182
       Fax:  (214) 360-9825

Dated:
      --------------------
                                         By:
                                            ------------------------------------
                                            Ben M. Brigham, President / CEO





Address:                                 ASPECT RESOURCES LIMITED
                                         LIABILITY COMPANY
       535 16th Street
       Suite 820
       Denver, Colorado  80202
       (303) 573-7011
       Fax:  (303) 573-7340              By:
                                            ------------------------------------
                                         (name printed)
                                                       -------------------------
                                         Its:
                                             -----------------------------------





Brigham Oil & Gas, L.P.
Agreement and Assignment
West Bradley Project
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